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                                                                     EXHIBIT 10

                                      LEASE


This LEASE made this 1st day of January, 1999, between SOUTH DAKOTA STATE MEDICAL ASSOCIATION of Sioux Falls, South Dakota, Lessor, and South Dakota State Medical Holding Company, Inc., Sioux Falls, South Dakota, Lessee, is in agreement with:

                                       1.

That the said lessor leases to the said lessee the property described as:

         Office space in the following structures: "The Southeast Quarter and the East 11.5 feet of the Southwest quarter of Block 32 in Park Addition to Sioux Falls, together with the East 25 feet of the South 88 feet of Lot E in Perry's Subdivision of part of Block 32 Park Addition" surveyed, platted, and recorded in Minnehaha County, South Dakota; as well as Lots C, D, and E, except the East 25 feet of the South 88 feet of Lot E of Perry's Subdivision of part of Block 32 of Park Addition to Sioux Falls, Minnehaha County, South Dakota, according to the recorded plat thereof. The parking lot space on "The Northwest Quarter of Block 32 in Park Addition to Sioux Falls" surveyed, platted, and recorded in Minnehaha County, South Dakota.

The term of this lease shall begin on the 1st day of January, 1999, and end on the 31st day of December, 1999, and shall automatically renew for successive one
(1) year terms unless terminated with not less than thirty (30) days notice prior to the end of the lease term. Rent payable pursuant to this lease shall be:

         The sum of Seventeen Thousand Five Hundred Eighty-Four Ten Dollars and Sixty-Eight Cents ($17,584.68) per month, payable on the first day of each month.

                                       2.

It is further agreed that the lessor shall furnish all and full maintenance for the property leased hereunder including but not limited to heat, air conditioning, electricity, gas, water, janitorial service, maintenance of building fixtures, replacement of building glass breakage, and snow and ice removal.
                                       3.



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It is provided that the lessor shall cause nothing upon the premises to become a nuisance.

                                       4.

It is understood that the lessor will be responsible for all real property taxes, and that each individual party will be responsible for their own personal property taxes.

                                       5.

The said lessee hereby covenants with the lessor to pay the said rent at the times and in the manner hereinbefore specified; not at any time to assign this agreement or to sublet the demised premises, or any portion thereof, without the written consent of the said lessor or its representatives; to keep the premises in good order; and to surrender the possession of the premises at the end of the said term.





                                       6.

It is hereby agreed that, if the building on the premises shall be destroyed or rendered untenantable by fire or other unavoidable accident, all liability for rent hereunder shall cease upon payment thereon proportionally to the day of such fire or unavoidable accident.

                                       7.

It is also agreed that each said party shall be responsible for insuring its own property against damage or destruction by fire, wind, or other unavoidable disaster.

                                       8.

It is further agreed by and between the said parties that any fixtures or



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equipment placed in said premises by the lessee herein shall be and remain the property of said lessee, provided, however, that in the event that the installation of any such fixtures or equipment shall require a substantial change or alteration of the premises described herein, then and in such event prior approval before installation must be obtained from the lessor.

                                       9.

It is further agreed that if the lessee shall violate any of the foregoing covenants on its part, the lessor shall have the right without formal notice to re-enter and take possession.



                                       10.

Each party hereto waives all claims for recovery from the other party for any loss or damage of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance subject to the limitation that this waiver shall apply only when permitted by the applicable policy of insurance.

                                       11.

This lease may be terminated by either party upon thirty (30) days written notice to the other party irrespective of any other covenants herein.

The lessees hereby acknowledge the receipt of a true and correct copy of this lease.

                     SOUTH DAKOTA STATE MEDICAL ASSOCIATION
                                                     Lessor
                     By:   /s/ Robert D Johnson
                         ------------------------------
                             Chief Executive Officer


                     DAKOTACARE
                         Lessee
                     By:   /s/ Kirk J. Zimmer
                         ------------------------------
                           Senior Vice-President